UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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SANGAMO BIOSCIENCES, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Effective as of June 1, 2016, the board of directors (the “Board”) of Sangamo BioSciences, Inc. (the “Company”) appointed Dr. Alexander (Sandy) Macrae to serve as President and Chief Executive Officer of the Company. Mr. Edward O. Lanphier, the founder and former President and Chief Executive Officer of the Company, has been appointed to serve as the non-executive Chairman of the Board to be effective immediately following the Company’s 2016 Annual Meeting of Stockholders to be held on June 14, 2016 (the “Annual Meeting”). The Company is filing this Amendment No. 1 to the definitive proxy statement filed on April 25, 2016 (the “Proxy Statement”) to update certain information to reflect the appointment of Dr. Macrae as described above.

Amendment No. 1 to Proxy Statement for Annual Meeting of Stockholders to be held on June 14, 2016

The Proxy Statement is hereby amended and supplemented as follows:

1. Under the Section “PROPOSAL NO. 1: ELECTION OF DIRECTORS” on page 4 of the Proxy Statement, the first sentence of the biography of Mr. Lanphier under the subsection entitled “Nominees for Term Ending Upon the Annual Meeting of Stockholders in 2017” is amended and restated as follows:

“Edward O. Lanphier II, age 59, the founder of Sangamo BioSciences, Inc., has served as our President, Chief Executive Officer since Sangamo’s inception in 1995 until June 1, 2016, and as a member of our Board of Directors since Sangamo’s inception in 1995.”

2. Under the Section “PROPOSAL NO. 1: ELECTION OF DIRECTORS” on page 10 of the Proxy Statement, the subsection entitled “Leadership Structure of the Board” is hereby amended and restated in its entirety as follows:

“Leadership Structure of the Board

Under our Bylaws, the Board is not required to appoint our Chief Executive Officer as the Chairman of the Board, and the Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. Currently two individuals serve these two positions. Mr. William Ringo serves as the Chairman of the Board. Effective as of June 1, 2016, the Board appointed Sandy Macrae as the President and Chief Executive Officer and Mr. Lanphier no longer serves as our President and Chief Executive Officer. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board approved a resolution to appoint Mr. Lanphier as the Chairman of the Board, effective immediately following the Annual Meeting. The Board expects to appoint Dr. Macrae to serve as a director of the Board immediately following the Annual Meeting. Dr. Macrae is not standing in for election at the Annual Meeting.

Mr. Lanphier has extensive knowledge and experience in the life science industry and an in-depth understanding of our business strategies and day-to-day operations, which makes him well suited to set the agenda and lead the discussions at board meetings as the Chairman. This will also facilitate communications between the Board and management by ensuring a regular flow of information, thereby enhancing the Board’s ability to make informed decisions on critical issues facing our company. Because Mr. Lanphier is not considered an “independent” director under applicable corporate governance standards, and to ensure the independent oversight of the management by the Board, the Board also appointed H. Stewart Parker as a lead independent director of the Board, effective immediately following the Annual Meeting. The authority and responsibilities of the lead independent director include:

•	presiding over all executive sessions of independent directors, with the authority to call such other meetings of the independent directors as she deems necessary;

•	presiding at meetings of the Board in the absence of the Chairman of the Board;

•	reviewing and approving the scheduling of Board meetings, as well as agenda and materials for each Board meeting and executive session of the Board’s independent directors;

•	serving as a liaison and supplemental channel of communication between independent directors and the Chairman and Chief Executive Officer;

•	communicating with stockholders of the Company if requested by major stockholders;

•	approving and coordinating the retention of advisors and consultants who report directly to independent directors.

Of the eight directors to be elected on our board following the Annual Meeting, seven directors are independent under applicable NASDAQ corporate governance rules. Following Dr. Macrae’s appointment as director after the Annual Meeting, seven out of nine directors on the Board will be independent. The Board believes that this establishes a strong independent board that provides effective oversight of the Company. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors conduct regular executive sessions without the presence of the Chief Executive Officer or any other members of management. We believe that our leadership structure of the Board, particularly with the appointment of a strong lead independent director with substantial authorities and responsibilities, is appropriate given the nature and size our businesses, because it provides both effective independent oversight and expertise in the complexity and management of our operations as a life sciences company.

3.	Under the Section “MANAGEMENT” of the Proxy Statement, the following paragraph is hereby inserted at end of such section on page 18:

“Appointment of New President and Chief Executive Officer

Effective as of June 1, 2016, our Board appointed Dr. Alexander (Sandy) Macrae to serve as our President and Chief Executive Officer, effective as of June 1, 2016, and Mr. Edward O. Lanphier no longer serves as our President and Chief Executive Officer, also effective as of June 1, 2016.

Sandy Macrae, M.B., Ch.B., Ph.D., age 53, served as the Global Medical Officer of Takeda Pharmaceuticals, a pharmaceutical company, from 2012 to March 2016, where he established and led the global medical office, which encompasses medical affairs, regulatory affairs, pharmacovigilance, outcomes research and epidemiology, quantitative sciences and knowledge and informatics. From 2001 to 2012, Dr. Macrae held various positions at GlaxoSmithKline, a global healthcare company, including Senior Vice President, Emerging Markets R&D from 2009 to 2012; Vice President, Business Development from 2007 to 2008; Vice President/Global Lead, Clinical Development Musculoskeletal Inflammatory Genitourinary Therapy area from 2004 to 2007; and Vice President, Anti-Infectives and Diseases of the Developing World from 2001 to 2004. He received his B.Sc. in pharmacology with first-class honors and his M.B.,Ch.B. with honors from Glasgow University. He is a member of the Royal College of Physicians. Dr. Macrae received his Ph.D. in molecular genomics from King’s College, Cambridge.

4.	Under the Section “COMPENSATION DISCUSSION AND ANALYSIS” of the Proxy Statement, the following sentences is inserted at the end of the first paragraph of the subsection “Key Elements of the Company’s Executive Compensation Program—Employment Agreements” on page 31:

“In connection with his termination of his employment effective as of June 1, 2016, Mr. Lanphier will receive severance payments and benefits in accordance with the terms of his employment agreement.”

5.	Under the Section “EXECUTIVE COMPENSATION” of the Proxy Statement, the following sentences is inserted at the end of the subsection “Employment Contracts and Change in Control Arrangements—Quantification of Benefits—Quantification of Benefits Upon Termination in the Absence of a Change of Control” on page 41:

“In connection with his termination of his employment effective as of June 1, 2016, Mr. Lanphier will receive severance payments and benefits in accordance with the terms of his employment agreement.”

Important Notice Regarding the Availability of Proxy Materials

For the Stockholder Meeting to be Held on June 14, 2016:

This Amendment No. 1 to the Proxy Statement, Proxy Statement,

Proxy Card, Annual Report on Form 10-K for 2015 and other Proxy Materials are available at:

www.edocumentview.com/sgmo